UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Source Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOURCE CAPITAL, INC. 11601 Wilshire Boulevard, Suite 1200 Los Angeles, California 90025

WE NEED YOUR HELP

May 9, 2023

Dear Shareholder,

We need your help. The Annual Meeting of Shareholders (the “Annual Meeting”) of Source Capital, Inc. (the “Company”) is scheduled to be held on June 1st. We recently sent to you proxy materials for the Annual Meeting, and we are writing to remind you that your proxy vote is very important to the business of the Company. It is critical that we receive your vote prior to the June 1st Annual Meeting so that we may proceed without delay. As our records indicate that we do not yet have your voting instructions recorded, we have enclosed a copy of your proxy ballot along with a business reply envelope.

PLEASE take a moment to cast your vote for

Source Capital, Inc. TODAY using one of the voting methods

listed both below and on your enclosed proxy ballot.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on:

(1) the election of five (5) Director nominees of which three currently serve as Directors of the Company,

(2) the approval and adoption of the Agreement and Plan of Merger (the “Merger Agreement”), and

(3) the approval of an adjournment of the Annual Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies

The Board unanimously recommends that you vote (1) “FOR” the election of each Nominee to the Board, (2) “FOR” the approval and adoption of the Merger Agreement and (3) “FOR” the approval of the adjournment of the Annual Meeting.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/fpa/docs/sourcecapital2023.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-283-3192 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Rebecca D. Gilding

Secretary

Four convenient voting methods…

1.	Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-283-3192. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/registered

SOURCE CAPITAL, INC. 11601 Wilshire Boulevard, Suite 1200 Los Angeles, California 90025

WE NEED YOUR HELP

May 9, 2023

Dear Shareholder,

We need your help. The Annual Meeting of Shareholders (the “Annual Meeting”) of Source Capital, Inc. (the “Company”) is scheduled to be held on June 1st. We recently sent to you proxy materials for the Annual Meeting, and we are writing to remind you that your proxy vote is very important to the business of the Company. It is critical that we receive your vote prior to the June 1st Annual Meeting so that we may proceed without delay. As our records indicate that we do not yet have your voting instructions recorded, we have enclosed a copy of your proxy ballot along with a business reply envelope.

PLEASE take a moment to cast your vote for

Source Capital, Inc. TODAY using one of the voting methods

listed both below and on your enclosed proxy ballot.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on:

(1) the election of five (5) Director nominees of which three currently serve as Directors of the Company,

(2) the approval and adoption of the Agreement and Plan of Merger (the “Merger Agreement”), and

(3) the approval of an adjournment of the Annual Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies

The Board unanimously recommends that you vote (1) “FOR” the election of each Nominee to the Board, (2) “FOR” the approval and adoption of the Merger Agreement and (3) “FOR” the approval of the adjournment of the Annual Meeting.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/fpa/docs/sourcecapital2023.pdf. If you have any proxy-related questions, please call 1-800-283-3192 extension 112 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Rebecca D. Gilding

Secretary

Three convenient voting methods…

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO